Exhibit 4-c-2


                [Form of Agreement - Option Grants to Employees]

                                BEXIL CORPORATION

                          STOCK OPTION AWARD AGREEMENT

     THIS STOCK OPTION AWARD AGREEMENT (the "Agreement") is made and entered into as of __________, _____, between Bexil Corporation, a Maryland corporation (the "Company"), and ______________ (the "Participant") pursuant to the terms and conditions of the Company's 2004 Incentive Compensation Plan (the "Plan"). In the event of any conflict between the Agreement and the Plan, the terms of the Plan will govern. Unless otherwise provided, capitalized terms not defined in the Agreement shall have the meanings set forth in the Plan. The Options (as defined below) will lapse and be of no effect if a copy of the Agreement, properly signed by the Participant, is not received by the Secretary of the Company on or before the thirtieth (30th) day after the date hereof, unless the Company (in its sole discretion) elects in writing to extend that date.

1. Award of Options. Pursuant to the Plan, the Company hereby awards to the Participant options (the "Options") to purchase the number of shares of common stock, par value $.01 per share, of the Company (the "Stock") set forth in Exhibit A hereto. The exercise price per share (the "Exercise Price") of the Stock subject to the Options shall be as is set forth in Exhibit A. The Options include [Incentive Stock Options] [and non-qualified stock Options, as applicable,] as set forth on Exhibit A hereto; provided, however, that to the extent, but only to the extent, that the provisions of the Agreement or the nature of any actions taken by the Participant are inconsistent with the treatment of the Options as Incentive Stock Options, the Options shall be deemed to be non-qualified stock Options. A copy of the Plan and the Plan Prospectus has been delivered to the Participant. By signing below, the Participant agrees to be bound by all the provisions of the Agreement and the Plan.

2. Vesting Schedule. Subject to the terms of the Plan and Section 6 hereof, the Options shall vest and become exercisable as set forth in Exhibit A hereto.

3. Expiration Date. Subject to the terms of the Plan and Section 6 hereof, the Options shall expire five (5) years from the date hereof (the "Expiration Date").

4.   Exercise Procedures.

          a. Exercise Notice. To exercise all or any part of the Options, the Participant (or after the Participant's death, the Participant's estate or any person who has acquired the Options by bequest or inheritance) must first obtain authorization from the Secretary of the Company by submitting a Notice of Exercise in the form attached as Exhibit B hereto to the Secretary of the Company or by other means acceptable to the Secretary of the Company.

          b. Payment of Exercise Price and Delivery of Shares. The Exercise Price of the shares as to which Options are exercised may be paid to the Company at the time of exercise (i) in cash, (ii) by delivery to the Company of shares of Stock, (iii) in any combination of cash and shares of Stock, or (iv) by delivery of such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, shares of Stock may be issued directly to the Participant's broker or dealer upon receipt of the Exercise Price in cash from the broker or dealer). In the event that any shares of Stock shall be transferred to the Company to satisfy all or any part of the Exercise Price, the part of the Exercise Price deemed to have been satisfied by such transfer of shares of Stock shall be equal to the product derived by multiplying the Fair Market Value per share of Stock as of the date of exercise times the number of shares of Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Exercise Price any fraction of a share of Stock, and any portion of the Exercise Price that would represent less than a full share of Stock must be paid in cash by the Participant. Certificates for the purchased shares of Stock will be issued and delivered to the Participant as soon as practicable after the receipt of such payment of the Exercise Price; provided, however, that delivery of any such shares of Stock shall be deemed effective for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant, at the address set forth in Exhibit A hereto or to such other address as the Participant may from time to time designate in a written notice to the Company.

5. Non-transferability. Except to the extent otherwise determined by the Committee, the Options granted hereunder shall not be assignable or otherwise transferable other than by will or the laws of descent and distribution or to a Beneficiary upon the death of the Participant. Unless otherwise provided by the Committee, during the Participant's lifetime the Options shall be exercisable and elections with respect to the Options may be made only by the Participant or the Participant's guardian or legal representative.

6.   Termination of Employment.

          a. Upon the Participant's termination of employment other than by reason of death or Disability, the Participant may, within three months from the date of such termination of employment, exercise all or any part of the Options as were exercisable at the date of termination of employment but only if (x) the Participant resigns or retires and the Committee consents to such resignation or retirement and (y) such termination of employment is not for Cause. If such termination of employment is for Cause or the Committee does not so consent, the right of the Participant to exercise the Options shall terminate at the date of termination of employment. In no event, however, may any Option be exercised after the time when it would otherwise expire.

          b. Disability. Upon a Participant's Disability Date, the Participant may, within one year after the Disability Date, exercise all or a part of the Options that were exercisable upon such Disability Date. In no event, however, may any Option be exercised after the time when it would otherwise expire.

          c. Death. In the event of the death of the Participant while employed by the Company, or prior to the expiration of the Options as provided in
     Section 6.b above, to the extent all or any part of the Options were exercisable as of the date of the Participant's death, the right of the Participant's Beneficiary to exercise the Options shall expire upon the expiration of one year from the date of the Participant's death (but in no event more than one year from the Participant's Disability Date) or on the Expiration Date, whichever is earlier. In all other cases of death following the Participant's termination of employment, the Participant's Beneficiary may exercise the Options within the remaining time, if any, provided in Section 6.a above. In the event of the Participant's death, the Committee may, in its sole discretion, accelerate the right to exercise all or any part of the Options that would not otherwise be exercisable.

7. Withholding Tax. The Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any shares of Stock issuable under the Agreement, or upon a disqualifying disposition of shares of Stock received pursuant to the exercise of Incentive Stock Options, and the Company may defer issuance of shares of Stock upon exercise of the Options unless the Company is indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. The Participant may satisfy his or her tax withholding obligation by the payment of cash to the Company and/or by the withholding from the Options, at the appropriate time, of a number of shares of Stock sufficient, based upon the Fair Market Value of such shares of Stock, to satisfy such tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures related to elections to have shares of Stock withheld upon exercise of the Options to meet such withholding obligations.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Governing Law. This Agreement shall be governed by the laws of the State of Maryland, without regard to conflict of law principles.

     IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and year first above written.



                                                         BEXIL CORPORATION



                                                         By:____________________
                                                            Name:
                                                            Title:

                                                           [NAME OF PARTICIPANT]

                                                            ____________________

                                                                       Exhibit A




                           Terms of Stock Option Award

                                                     Number of Shares of Stock       Exercise Price
    Date of Grant            Type of Grant            Subject to the Options        Per Share of Stock(1)
  [                ]      [                ]            [                ]          $[                ]


                                  Cumulative Number of Shares of Stock in
                                                 Respect of
Vesting Schedule(2)                      Which Options are Exercisable
----------------                       -----------------------------
[                ]                          [                ] shares of Stock

[                ]                          [                ] shares of Stock

[                ]                          [                ] shares of Stock

Notice Addresses:

If to the Company:                           If to the Participant:

Bexil Corporation                            [                 ]
11 Hanover Square                            c/o Bexil Corporation
New York, New York 10005                     11 Hanover Square
Attention:  Secretary                        New York, New York 10005

___________________________________

1 The Exercise Price of the Stock will be the Fair Market Value per share of Stock on the date of grant of the Options, except for Incentive Stock Options granted to more than 10% holders where the Exercise Price of the Stock will be 110% of the Fair Market Value per share of Stock on the date of grant of the Options.

2 Note: Under the Plan, unless otherwise provided in the Agreement, the Options will become exercisable at the end of a period commencing on the date of grant and ending on a date which is the sooner of three years from the date of grant or three years from commencement of services to the Company, and if the Participant has more than three years of service on the date of grant, the grant will vest immediately, subject to the Participant's continued employment with the Company.

                                                                       Exhibit B


                             NOTICE OF EXERCISE FORM

To:      Bexil Corporation
         11 Hanover Square
         New York, New York 10005
         Attention:  Secretary

         Fax No.:  (212) 363-1101

1. OPTIONS EXERCISED: Subject to the terms and conditions of the Stock Option Award Agreement dated [ ] with Bexil Corporation ("Bexil"), I hereby exercise the following Options:

       Date of Grant             Number of Shares            Exercise Price          Total Purchase Price
                                                        $                          $
 ------------------------    ------------------------    ------------------------   ------------------------
                                                        $                          $
 ------------------------    ------------------------    ------------------------   ------------------------
                                                        $                          $
 ------------------------    ------------------------    ------------------------   ------------------------
                                                        $                          $
 ------------------------    ------------------------    ------------------------   ------------------------


2. PAYMENT: The following must be received by Bexil within [three (3)] business days following the date of exercise:

     o A check payable to Bexil or a wire transfer to Bexil in the amount of the Total Purchase Price of the above-itemized Options; or

     o A number of shares of Stock surrendered or sold to pay the Total Purchase Price of the above-itemized Options; or

     o A combination of (i) check payable to Bexil or a wire transfer to Bexil and (ii) a number of shares of Stock surrendered or sold, which together amount to the Total Purchase Price of the above-itemized Options.

If full payment of the Total Purchase Price of the Options listed in Item 1 is not delivered within [three (3)] business days after the exercise date, Bexil is authorized forthwith to set off the balance due against any amounts due or which may become due me to satisfy my obligation to pay the Total Purchase Price.

This Stock Option Exercise may not be revoked or changed after delivery of this form, properly completed, dated and signed, to Bexil whether or not payment accompanies this form and whether this form is dated before, on or after the date of such receipt.



--------------------------------------
             (Signature)

Printed Name:
             -----------------------------------

Dated:
      ------------------------------------------

   [Form of Agreement - Non-Qualified Option Grants to Non-Employee Directors]

                                BEXIL CORPORATION

                          STOCK OPTION AWARD AGREEMENT

     THIS STOCK OPTION AWARD AGREEMENT (the "Agreement") is made and entered into as of __________, _____, between Bexil Corporation, a Maryland corporation (the "Company"), and ______________ (the "Participant") pursuant to the terms and conditions of the Company's 2004 Incentive Compensation Plan (the "Plan"). In the event of any conflict between the Agreement and the Plan, the terms of the Plan will govern. Unless otherwise provided, capitalized terms not defined in the Agreement shall have the meanings set forth in the Plan. The Options (as defined below) will lapse and be of no effect if a copy of the Agreement, properly signed by the Participant, is not received by the Secretary of the Company on or before the thirtieth (30th) day after the date hereof, unless the Company (in its sole discretion) elects in writing to extend that date.

1. Award of Options. Pursuant to the Plan, the Company hereby awards to the Participant options (the "Options") to purchase the number of shares of common stock, par value $.01 per share, of the Company (the "Stock") set forth in Exhibit A hereto. The exercise price per share (the "Exercise Price") of the Stock subject to the Options shall be as is set forth in Exhibit A, such price being the Fair Market Value per share of Stock on the date of grant of the Options. The Options are non-qualified stock Options. A copy of the Plan and the Plan Prospectus has been delivered to the Participant. By signing below, the Participant agrees to be bound by all the provisions of the Agreement and the Plan.

2. Vesting Schedule. Subject to the terms of the Plan and Section 3 hereof, the Options shall vest and become exercisable as set forth in Exhibit A hereto.

3. Expiration Date. Subject to the terms of the Plan, the Options shall expire at the earlier of (a) five (5) years from the date hereof or (b) three months after the date the Participant ceases to serve as a director of the Company for any reason (the "Expiration Date").

4.   Exercise Procedures.

          a. Exercise Notice. To exercise all or any part of the Options, the Participant (or after the Participant's death, the Participant's estate or any person who has acquired the Options by bequest or inheritance) must first obtain authorization from the Secretary of the Company by submitting a Notice of Exercise in the form attached as Exhibit B hereto to the Secretary of the Company or by other means acceptable to the Secretary of the Company.

          b. Payment of Exercise Price and Delivery of Shares. The Exercise Price of the shares as to which Options are exercised may be paid to the Company at the time of exercise (i) in cash, (ii) by delivery to the Company of shares of Stock, (iii) in any combination of cash and shares of Stock, or (iv) by delivery of such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, shares of Stock may be issued directly to the Participant's broker or dealer upon receipt of the Exercise Price in cash from the broker or dealer). In the event that any shares of Stock shall be transferred to the Company to satisfy all or any part of the Exercise Price, the part of the Exercise Price deemed to have been satisfied by such transfer of shares of Stock shall be equal to the product derived by multiplying the Fair Market Value per share of Stock as of the date of exercise times the number of shares of Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Exercise Price any fraction of a share of Stock, and any portion of the Exercise Price that would represent less than a full share of Stock must be paid in cash by the Participant. Certificates for the purchased shares of Stock will be issued and delivered to the Participant as soon as practicable after the receipt of such payment of the Exercise Price; provided, however, that delivery of any such shares of Stock shall be deemed effective for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant, at the address set forth in Exhibit A hereto or to such other address as the Participant may from time to time designate in a written notice to the Company.

5. Non-transferability. Except to the extent otherwise determined by the Committee, the Options granted hereunder shall not be assignable or otherwise transferable other than by will or the laws of descent and distribution or to a Beneficiary upon the death of the Participant. Unless otherwise provided by the Committee, during the Participant's lifetime the Options shall be exercisable and elections with respect to the Options may be made only by the Participant or the Participant's guardian or legal representative.

6. Withholding Tax. The Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any shares of Stock issuable under the Agreement and the Company may defer issuance of shares of Stock upon exercise of the

     Options unless the Company is indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. The Participant may satisfy his or her tax withholding obligation by the payment of cash to the Company and/or by the withholding from the Options, at the appropriate time, of a number of shares of Stock sufficient, based upon the Fair Market Value of such shares of Stock, to satisfy such tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures related to elections to have shares of Stock withheld upon exercise of the Options to meet such withholding obligations.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Governing Law. This Agreement shall be governed by the laws of the State of Maryland, without regard to conflict of law principles.

              IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and year first above written.



                                                         BEXIL CORPORATION



                                                         By:____________________
                                                            Name:
                                                            Title:

                                                           [NAME OF PARTICIPANT]

                                                            ____________________

                                                                       Exhibit A




                           Terms of Stock Option Award

Date of Grant:     [               ]

Number of shares of Stock subject to the Options:     1,000 shares of Stock

Exercise Price per share of Stock:      $[            ]

                                    Cumulative Number of Shares of Stock in
                                                   Respect of
Vesting Schedule3                        Which Options are Exercisable
----------------                         -----------------------------
[              ]                              [                ] shares of Stock

[              ]                              [                ] shares of Stock

[              ]                              [                ] shares of Stock

Notice Addresses:

If to the Company:                            If to the Participant:

Bexil Corporation                             [                 ]
11 Hanover Square                             c/o Bexil Corporation
New York, New York 10005                      11 Hanover Square
Attention:  Secretary                         New York, New York 10005




_____________________________________

3 Note: Under the Plan, unless otherwise provided in the Agreement, the Options will become exercisable at the end of a period commencing on the date of grant and ending on a date which is the sooner of three years from the date of grant or three years from commencement of services to the Company, and if the Participant has more than three years of service on the date of grant, the grant will vest immediately, subject to the Participant's continued employment with the Company.

                                                                       Exhibit B


                             NOTICE OF EXERCISE FORM

To:      Bexil Corporation
         11 Hanover Square
         New York, New York 10005
         Attention:  Secretary

         Fax No.:  (212) 363-1101

1. OPTIONS EXERCISED: Subject to the terms and conditions of the Stock Option Award Agreement dated [ ] with Bexil Corporation ("Bexil"), I hereby exercise the following Options:


       Date of Grant             Number of Shares            Exercise Price          Total Purchase Price
                                                        $                          $
 ------------------------    ------------------------    ------------------------   ------------------------
                                                        $                          $
 ------------------------    ------------------------    ------------------------   ------------------------
                                                        $                          $
 ------------------------    ------------------------    ------------------------   ------------------------
                                                        $                          $
 ------------------------    ------------------------    ------------------------   ------------------------

2. PAYMENT: The following must be received by Bexil within [three (3)] business days following the date of exercise:

     o A check payable to Bexil or a wire transfer to Bexil in the amount of the Total Purchase Price of the above-itemized Options; or

     o A number of shares of Stock surrendered or sold to pay the Total Purchase Price of the above-itemized Options; or

     o A combination of (i) check payable to Bexil or a wire transfer to Bexil and (ii) a number of shares of Stock surrendered or sold, which together amount to the Total Purchase Price of the above-itemized Options.

If full payment of the Total Purchase Price of the Options listed in Item 1 is not delivered within [three (3)] business days after the exercise date, Bexil is authorized forthwith to set off the balance due against any amounts due or which may become due me to satisfy my obligation to pay the Total Purchase Price.

This Stock Option Exercise may not be revoked or changed after delivery of this form, properly completed, dated and signed, to Bexil whether or not payment accompanies this form and whether this form is dated before, on or after the date of such receipt.





--------------------------------------
             (Signature)

Printed Name:
             -----------------------------------

Dated:
      ------------------------------------------